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                                                                      Exhibit 5
                                   September
                                     19th
                                    1 9 9 6
                                                                      27,955-27


Apria Healthcare Group Inc.
3560 Hyland Avenue
Costa Mesa, California 92626

         Re:      Apria Healthcare Group Inc.
                  Form S-4 Registration Statement

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-4 to be filed by you with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 5,830,000 shares of Common Stock, $0.001 par value (the "Shares"), of Apria Healthcare Group Inc., a Delaware corporation (the "Corporation"). We are familiar with the proceedings taken and proposed to be taken by you in connection with the authorization and proposed issuance and sale of the Shares pursuant to the Agreement and Plan of Merger, dated as of June 28, 1996 and amended by an Amendment No. 1 dated as of August 26, 1996 to Agreement and Plan of Merger, which is included as Appendix A to the Proxy Statement/Prospectus contained in the Registration Statement.

         It is our opinion that, subject to said proceedings being duly taken and completed by you as now contemplated prior to the issuance of the Shares, the Shares will, upon issuance and sale thereof in the manner referred to in the Registration Statement, be legally and validly issued, fully paid and nonassessable shares of Common Stock of the Corporation.

         The law covered by this opinion is limited to the present General Corporation Law of the State of Delaware. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.
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Page 2 - Apria Healthcare Group Inc. - September 19, 1996

         We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to us in the Registration Statement under the heading "Legal Opinion."

                                                   Respectfully submitted,


                                                   O'MELVENY & MYERS LLP